As filed with the Securities and Exchange Commission on March 29, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	6282	20-8880053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Suydam, Esq.

Chief Legal Officer

and Chief Compliance Officer

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Monica K. Thurmond, Esq. O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 (212) 326-2000	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-150141

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Class A shares representing Class A limited liability company interests, no par value per share	$76,475,000	$8,879

(1)	Includes Class A shares subject to the underwriters’ option to purchase additional Class A shares. The registrant previously registered Class A shares with a proposed maximum aggregate offering price of $1,093,700,287 on Form S-1 (File No. 333-150141) (the “Initial Registration Statement”), which registration statement was declared effective by the Securities and Exchange Commission on March 29, 2011. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, and certain interpretations of the Securities and Exchange Commission with respect thereto, the additional $76,475,000 proposed maximum aggregate offering price, which is less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement, is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed by Apollo Global Management, LLC (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-150141), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on March 29, 2011 (the “Initial Registration Statement”), are incorporated by reference into this registration statement.

This Registration Statement is being filed pursuant to Rule 462(b) to increase the dollar amount of Class A shares registered under the Initial Registration Statement by $76,475,000, including Class A shares subject to the underwriters 30-day option to purchase additional Class A shares. This amount represents 7% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit Number	Exhibit Title
5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

24.1	Power of Attorney for Messrs. Black, Harris, Rowan, Silverman and Giarraputo (filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (File No. 333-150141) and incorporated herein by reference)

24.2	Power of Attorney for Mr. Donnelly (filed as Exhibit 24.2 to the Company’s Registration Statement on Form S-1 (File No. 333-150141) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Apollo Global Management, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of March, 2011.

APOLLO GLOBAL MANAGEMENT, LLC
By:	AGM Management, LLC, its Manager
By:	BRH Holdings GP, Ltd. its Sole Member
By:	/S/ JOHN J. SUYDAM
Name: John J. Suydam Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of March, 2011.

Signature	Title

* Leon D. Black	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* Joshua J. Harris	Director

* Marc J. Rowan	Director

* Henry Silverman	Vice Chairman and Director

* Gene Donnelly	Chief Financial Officer (Principal Financial Officer)

* Barry J. Giarraputo	Chief Accounting Officer and Controller (Principal Accounting Officer)

*	/S/ JOHN J. SUYDAM
Name: John J. Suydam Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title
5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

24.1	Power of Attorney for Messrs. Black, Harris, Rowan, Silverman and Giarraputo (filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (File No. 333-150141) and incorporated herein by reference)

24.2	Power of Attorney for Mr. Donnelly (filed as Exhibit 24.2 to the Company’s Registration Statement on Form S-1 (File No. 333-150141) and incorporated herein by reference)